UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2008

POWERVERDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21615 N. 2nd Avenue

Phoenix, Arizona 85027

(Address of principal executive offices) (Zip Code)

(623) 780-3321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2009, management and our Board of Directors determined that it was necessary to restate our financial statements for the interim period ended September 30, 2008. These financial statements could no longer be relied upon due to a change in the accounting treatment of certain stock purchase warrants issued to investors.

The warrants were issued in connection with a private placement of $250,000 in principal amount of Series A Promissory Notes (the “Notes”). The Notes are due on July 31, 2009, and bear interest at the rate of 10% per annum. In consideration for the purchase of the Notes, each investor received three-year warrants to purchase shares of our common stock at an exercise price of $1.50 per share (25,000 shares for each $25,000 invested).

We did not account for the stock purchase warrants in accordance with U.S. generally accepted accounting principles. The warrants were classified as liabilities on our unaudited condensed consolidated balance sheet as of September 30, 2008; however, based on the provisions of EITF 00-19, we should have classified the warrants as equity, as they (i) require physical settlement or net-share settlement, or (ii) gave us a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement).

The effect of the adjustment for the classification of the warrants as equity is the recording of a discount against the carrying amount of the notes payable, in the amount of $249,985. The recording of the discount resulted in a decrease in the carrying amount of notes payable and an increase in additional paid-in capital in the amount of $249,985 on our consolidated balance sheet as of September 30, 2008.

Also, we should have recorded amortization of the discount in the amount of $67,919 for the nine months ended September 30, 2008. The effect of the adjustment for the amortization of the discount was an increase in interest expense of $67,919 for the three and nine month periods ended September 30, 2008. The adjustment also resulted in an increase in the net loss of $67,919 for the three and nine month periods ended September 30, 2008.

We have discussed the matters relating to the accounting errors with Berenfeld Spritzer Shechter & Sheer LLP, our independent registered public accounting firm. We intend to file an Amendment No. 1 to our Form 10-Q for the Fiscal Quarter ended September 30, 2008 with the Securities and Exchange Commission promptly. This change in the accounting treatment of the stock purchase warrants has been accounted for in our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Dated: April 15, 2009	By:	/s/ George Konrad
George Konrad
President and Chief Financial Officer